Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Northern Tier Energy LLC of our report dated March 14, 2013 relating to the financial statements, which appears in Northern Tier Energy LP’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 17, 2013